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                                                                  EXHIBIT 10.14

                             AGREEMENT IN PRINCIPLE

         This AGREEMENT IN PRINCIPLE (the "Agreement"), dated as of October 15, 1998, is by and between Baron Asset Fund, a Massachusetts business trust, and all series thereof, on behalf of itself and one or more mutual funds managed by it, or its affiliates (collectively, "Baron"), Corrections Corporation of America, a Tennessee corporation ("CCA"), CCA Prison Realty Trust, a Maryland real estate investment trust ("Prison Realty") and Correctional Management Services Corporation, a Tennessee corporation (the "Company").

                                   WITNESSETH:

         WHEREAS, Baron, with its affiliates, currently owns approximately 10.3% of the issued and outstanding common shares, $0.01 par value per share, of Prison Realty;

         WHEREAS, it is contemplated that each of CCA and Prison Realty will merge (the "Merger") with and into Prison Realty Corporation, a newly formed Maryland corporation ("Prison Realty Corporation"), which will own the correction and detention facilities to be operated and managed by the Company after the Merger;

         WHEREAS, Baron wishes to purchase, and the Company wishes to sell to Baron under certain terms and conditions, 1,600,000 shares of the Company's voting common stock, $0.01 par value per share (the "Shares"), representing 16.0% of the Company's capital stock on a fully-diluted basis at the time of the Merger; and

         WHEREAS, the parties now wish to confirm the transactions contemplated and described herein and related to the purchase of the Shares, the Merger, and certain other matters.

         NOW, THEREFORE, in consideration of these premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby agree as follows:

         1. Investment in the Company.

                  (a) Purchase of Shares. Baron shall purchase the Shares at a purchase price of $8,000,000, subject to adjustment as described herein (the "Purchase Price"). The Purchase Price shall be no higher than the purchase price to be paid by persons other than current Prison Realty or Corrections Corporation of America, a Tennessee corporation ("CCA"), employees, provided that the Purchase Price shall be reduced, prior to payment by Baron or thereafter by a partial refund, by the appropriate amount if any person other than active management of the Company (as set forth on Schedule 1(a) hereto) purchases an interest in the Company at a lower price per share than paid by Baron for the Shares prior to 36 months after completion of the Merger. Sodexho Alliance S.A. has agreed to make a similar investment in the Company.



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                  (b) Representation in Company's Board of Directors. In
connection with the purchase of the Shares by Baron, Baron shall have the right to designate one member of the Board of Directors of the Company. The Board of Directors of the Company shall recommend a Baron designee for election to the Company's Board of Directors (the "Baron Designee") and the Company and active management of the Company (as defined in Schedule 1(a) hereto) shall vote their respective shares in favor of the Baron Designee and use their best efforts to have the Baron Designee elected at each annual meeting of Company shareholders. Baron shall provide the Company with notice of the Baron Designee at the same time the shareholders' proposals are due each year for the annual meeting. In the absence of timely designation from Baron, the Baron Designee then serving shall be re-nominated if still eligible to serve as provide herein. Baron shall be entitled to fill any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of the Baron Designee. The Board of Directors shall vote to fill such vacancy with the new Baron Designee (to the extent it can fill such vacancy). Any such vacancy shall not be filled in the absence of the new designation by Baron.

                  (c) Restrictions on Transfers, Tag-A-Long Rights. The parties agree that the Charter of the Company shall provide that the Company shall not be merged with or sold to another entity without the prior consent of Baron. In addition, the parties agree that the shares issued to current Prison Realty or CCA management employees or Company employees will be restricted to provide that such shares may not be transferred to a third party without the consent of the Company Board of Directors. Notwithstanding any provision of this Agreement to the contrary, Baron may transfer the Shares to a third party without the consent of the Company's Board of Directors or shareholders. In the event of a transfer or series of transfers, however occurring, by any shareholders of the Company other than Baron to a third party (including a transfer of shares owned by any then current or former employee of CCA, Prison Realty or the Company), which, in the aggregate, constitute more than the majority of the outstanding capital stock of the Company, Baron shall have "tag-a-long" rights with respect to the sale of stock of the Company owned by Baron in connection with such transfers; provided, however, that this right shall not apply to a transfer by a Company employee to a trust for the benefit of all the Company's employees provided the trust agrees to be bound by these provisions with respect with to any subsequent transfers.

                  (d) Preemptive Rights. Baron shall have the right to purchase additional shares of the Company's common stock or securities convertible into or exchangeable for common stock (including without limitation, warrants, options or convertible stock or debt) in any issuance of securities by the Company in a pro-rata amount and on the same terms and conditions as are called for by each future issuance (or as nearly as may be practicable in the event that Baron cannot comply with such terms and conditions). The intent of this provision is that Baron may maintain an ownership interest of not less than 16% of the Company's capital stock.

         2. Indemnification of Baron. (a) CCA and Prison Realty, jointly and severally, shall defend, indemnify and hold harmless Baron, its affiliates, and each of their respective affiliates, officers, directors, trustees, shareholders, employees, agents, consultants, successors and permitted assigns (individually, an "Indemnified Person" and collectively, the "Indemnified Persons") and shall



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reimburse the Indemnified Persons for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys and accountants) (collectively, "Losses"), directly or indirectly relating to, or resulting from (i) the activities, conduct, business or operation of CCA or Prison Realty prior to the Merger or (ii) the Merger or arising out of Baron's status as a party to this Agreement, the purchase of the Shares hereunder, or any of the agreements among the parties hereunder. There shall be no limit to the indemnification for Losses, except that no indemnification shall be required for Losses incurred by an Indemnified Person as a result of such Indemnified Person's gross negligence, bad faith, or willful misconduct.

                  (b) Any matter as to which a claim has been specifically asserted in writing that is pending or unresolved upon termination of this Agreement shall continue to be covered by this Section 2 until such matter is finally terminated or otherwise resolved in accordance with this Agreement and any amounts payable hereunder are finally determined and paid.

         3. Condition to Company's Obligations. The obligations of the Company hereunder are subject to Baron's favorable vote on the Merger. Baron agrees that in their public statements and documents disseminated regarding the Merger that each of CCA and Prison Realty may state that the obligations of the Company hereunder are subject to Baron's favorable vote on the Merger.

         4. Further Assurances. The parties agree that this Agreement should be supplemented by such further documents in form and substance reasonably satisfactory to the parties and as may be reasonably requested by the parties or their counsel to give effect to the foregoing and the general intent thereof. Such agreements will contain, in addition to the terms and conditions set forth in this Agreement, such representations, warranties, covenants, indemnifications and other terms and conditions deemed necessary to effectuate the transactions contemplated thereby, including but not limited to representations by the Company in the appropriate agreement to provide Baron with (i) demand registration rights or (ii) in the event the Company is unable to honor such demand registration rights or commence a public offering within a reasonable time frame from the exercise of such demand registration rights by Baron, a put option on the Shares. The parties hereto hereby agree to act in good faith and use reasonable efforts to consummate the transactions contemplate herein and to take such other actions as may be required to facilitate the consummation of the Merger.

         5. Termination. This Agreement shall cease to be effective if the Merger is not consummated on or before December 31, 1999.

         6. Confidentiality. Except as required by applicable law or legal process or as approved by the Company, Baron and its representatives shall maintain in confidence and not disclose to any third party any information related to the Company or the Merger obtained in the course of the transaction. The above restrictions shall not apply to information that (i) is or becomes public (other than by reason of this paragraph), or (ii) was known or available to Baron or its representatives from a third party having a lawful right to disclose such information.



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         7. Successors. This Agreement shall be binding upon each of the parties and shall also be binding upon their respective successors or assigns, including a transferee of all or substantially all its assets.

         8. Governing Law. This Agreement shall be governed by laws of the State of New York as to interpretation, construction and performance, regardless of the choice of law provisions of New York or any other jurisdiction.

         9. Amendments. This Agreement may not be modified or amended except by a duly executed instrument in writing signed by the Company and Baron.

         10. Severability. If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of a manually executed counterpart. Any party delivering an unexecuted counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         12. Interpretation. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intentions of the parties and this Agreement.


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         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officer on the day first above written.


                                       BARON:

                                       BARON ASSET FUND,
                                       a Massachusetts business trust

                                       By:  /s/ Marty Shzi
                                            ------------------------------------
                                       Its: Chief Operating Officer
                                            ------------------------------------

                                       COMPANY:

                                       CORRECTIONS MANAGEMENT SERVICES
                                       CORPORATION, a Tennessee corporation

                                       By: /s/ Doctor R. Crants
                                            ------------------------------------
                                       Its: Chief Executive Officer
                                            ------------------------------------


                                       CCA:

                                       CORRECTIONS CORPORATION OF AMERICA,
                                       a Tennessee corporation

                                       By: /s/ Doctor R. Crants
                                            ------------------------------------
                                       Its: Chairman and Chief Executive Officer
                                            ------------------------------------


                                       PRISON REALTY:

                                       CCA PRISON REALTY TRUST, a Maryland real estate investment trust

                                       By: /s/ Doctor R. Crants
                                            ------------------------------------
                                       Its: Chairman of the Board
                                            ------------------------------------







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